SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

August 13, 2004

MOBILEPRO CORP.
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(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817
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(Address of principal executive offices) (Zip Code)

(301) 315-9040
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(Registrant's telephone number)

Item 2. Acquisition or Disposition of Assets.

On August 13, 2004, our subsidiary, DFW Internet Services, Inc. (d/b/a Nationwide Internet) (“DFW”), completed an acquisition of certain assets of Web One, Inc. (“Web One”). We paid approximately $2,000,000 of consideration, consisting of $1,500,000 in cash and consisting of 2,500,000 shares of our common stock for substantially all of the broadband assets of Web One. As a result of the acquisition, we acquired certain plant, equipment or other physical property that Web One used in its broadband business and we intend to continue such use.

A copy of the press release announcing the completion of the acquisition is attached as an exhibit under Item 7(c) of this report.

Item 7.   Financial Statements and Exhibits.

(c)          Exhibits Furnished.

2.1         Asset Purchase Agreement, dated as of August 13, 2004.
99.1       Press Release, dated August 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY NAME CORPORATION

By:	/s/ Jay O. Wright
Jay O. Wright
President and Chief Executive Officer
MOBILEPRO CORP.

Date: August 19, 2004